EXHIBIT 99.1

MONTHLY OPERATING REPORT
(GENERAL BUSINESS CASE)

SUMMARY OF FINANCIAL STATUS

MONTH ENDED:	April 30, 2020	PETITION DATE:	January 29, 2019

1.
Debtors in possession (or trustee) hereby submit this Monthly Operating Report on the Accrual Basis of accounting (or if checked here the Office of the U.S. Trustee or the Court has approved the Cash Basis of Accounting for the Debtors).

Dollars reported in $ millions

2.	Asset and Liability Structure	End of Current	End of Prior	As of Petition
		Month	Month	Filing (1)
	a. Current Assets	$10,411	$10,558	$9,091
	b. Total Assets	$86,676	$86,688	$79,809
	c. Current Liabilities	$8,253	$8,253	$3,740
	d. Total Liabilities	$80,794	$80,929	$66,888

3.	Statement of Cash Receipts & Disbursements for Month	End of Current Month	End of Prior Month	Cumulative (Case to Date)
	a. Total Receipts	$1,661	$2,062	$31,117
	b. Total Disbursements	$(2,337)	$(2,183)	$(30,756)
	c. Excess (Deficiency) of Receipts Over Disbursements (a - b)	$(676)	$(121)	$361
	d. Cash Balance Beginning of Month	$1,947	$2,068	$910
	e. Cash Balance End of Month (c + d)	$1,271	$1,947	$1,271

		End of Current Month	End of Prior Month	Cumulative (Case to Date) (1)
4.	Profit/(Loss) from the Statement of Operations	$123	$41	$(7,160)
5.	Account Receivables (Pre and Post-Petition)	$4,599	$4,878
6.	Post-Petition Liabilities	$5,315	$5,479
7.	Past Due Post-Petition Account Payables (over 30 days) (2)	$—	$—

(1) Data as of January 29, 2019 is not available, January 31, 2019 data used as Petition Date.
(2) In the ordinary course, in most instances the Debtors’ process for validating items for payment to suppliers requires the matching of a vendor invoice with a purchase order and, additionally, with a goods receipt (reflecting the Debtors’ acknowledgment of the delivery of goods or completion of services).  That matching process extends the timeline for a vendor invoice to be cleared for payment until such time as the validation operation is fully complete.  The Debtors are actively engaged on an ongoing basis with their supplier base to minimize the invoice matching and validation time frame.  To the best of the Debtors’ knowledge, in all instances where the invoice matching process has been satisfactorily completed for post-petition vendor activity, the Debtors do not have any past due post-petition accounts payable as of April 30, 2020.

At the end of this reporting month:		Yes	No
8.	Have any payments been made on pre-petition debt, other than payments in the normal course to secured creditors or lessors? (if yes, attach listing including date of payment, amount of payment and name of payee)	✓
9.	Have any payments been made to professionals? (if yes, attach listing including date of payment, amount of payment and name of payee)	✓
10.	If the answer is yes to 8 or 9, were all such payments approved by the court?	✓
11.	Have any payments been made to officers, insiders, shareholders, relatives? (if yes, attach listing including date of payment, amount and reason for payment, and name of payee)	✓
12.	Are the estates insured for replacement cost of assets and for general liability?	✓
13.	Are a plan and disclosure statement on file? (1)	✓
14.	Was there any post-petition borrowing during this reporting period?		✓

15.	Check if paid:
	Post-petition taxes:	✓
	U.S. Trustee Quarterly Fees:	✓
	Tax reporting and tax returns:	✓

(Attach explanation, if post-petition taxes or U.S. Trustee Quarterly Fees are not paid current or if post-petition tax reporting and tax return filings are not current.)

(1) The Debtors filed with the Bankruptcy Court their Joint Chapter 11 Plan of Reorganization on September 9, 2019. The Debtors thereafter amended such plan on September 23, 2019 (Docket #3966), and November 4, 2019 (Docket #4563). On December 12, 2019, the Debtors and Shareholder Proponents (as defined in the Plan) filed the Debtors' and Shareholders Proponents' Joint Chapter 11 Plan of Reorganization with the Bankruptcy Court, which was thereafter amended on January 31, 2020 (Docket #5590), March 9, 2020 (Docket #6217), March 16, 2020 (Docket #6320) and May 22, 2020 (Docket #7525) (“the Plan”). On February 7, 2020, the Debtors filed a disclosure statement (Docket #5700), which was thereafter amended on March 9, 2020 (Docket#6219), March 16, 2020 (Docket # 6322), and March 17, 2020 (Docket #6353) (the “ Disclosure Statement”). The Disclosure Statement was approved by the Bankruptcy Court by Order dated March 17, 2020 (Docket #6340).

I declare under penalty of perjury I have reviewed the above summary and attached financial statements, and after making reasonable inquiry believe these documents are correct.

Date:	May 29, 2020	/s/ DAVID S. THOMASON
David S. Thomason
Vice President, Controller, PG&E Corporation
Vice President, Chief Financial Officer and Controller, Pacific Gas and Electric Company

UNAUDITED STATEMENTS OF INCOME
FOR THE MONTH ENDED APRIL 30, 2020

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Operating Revenues
Electric		$1,109	$—	$1,109
Natural gas		358	—	358
Total operating revenues		1,467	—	1,467
Operating Expenses
Cost of electricity		202	—	202
Cost of natural gas		56	—	56
Operating and maintenance		752	(1)	751
Depreciation, amortization, and decommissioning		288	—	288
Total operating expenses		1,298	(1)	1,297
Operating Income		169	1	170
Interest income		6	—	6
Interest expense		(53)	(2)	(55)
Other income, net		31	4	35
Reorganization items, net	Item 15	(36)	(2)	(38)
Income Before Income Taxes		117	1	118
Income tax benefit		(6)	—	(6)
Net Income		123	1	124
Preferred stock dividend requirement		1	—	1
Income Available for Common Stock		$122	$1	$123

UNAUDITED STATEMENTS OF INCOME
PETITION DATE THROUGH APRIL 30, 2020

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Operating Revenues
Electric		$16,888	$—	$16,888
Natural gas		6,012	—	6,012
Total operating revenues		22,900	—	22,900
Operating Expenses
Cost of electricity		3,842	—	3,842
Cost of natural gas		1,072	—	1,072
Operating and maintenance		11,466	(21)	11,445
Wildfire-related claims, net of insurance		11,436	—	11,436
Depreciation, amortization, and decommissioning		4,376	(1)	4,375
Total operating expenses		32,192	(22)	32,170
Operating Income (Loss)		(9,292)	22	(9,270)
Interest income		103	1	104
Interest expense		(1,219)	(23)	(1,242)
Other income, net		367	17	384
Reorganization items, net	Item 15	(450)	(110)	(560)
Loss Before Income Taxes		(10,491)	(93)	(10,584)
Income tax provision (benefit)		(3,444)	2	(3,442)
Net Loss		(7,047)	(95)	(7,142)
Preferred stock dividend requirement		18	—	18
Loss Attributable to Common Stock		$(7,065)	$(95)	$(7,160)

UNAUDITED BALANCE SHEETS
AS OF APRIL 30, 2020

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
ASSETS
Current Assets
Cash and cash equivalents	Items 10 and 11	$916	$370	$1,286
Accounts receivable:
Customers (net of allowance for doubtful accounts of $44)	Item 4	1,155	—	1,155
Accrued unbilled revenue		830	—	830
Regulatory balancing accounts		2,595	—	2,595
Other		2,623	91	2,614
Regulatory assets		375	—	375
Inventories:	Item 3
Gas stored underground and fuel oil		81	—	81
Materials and supplies		567	—	567
Income taxes receivable		263	1	264
Other		632	12	644
Total current assets		10,037	474	10,411
Property, Plant, and Equipment
Electric		64,142	—	64,142
Gas		23,140	—	23,140
Construction work in progress		2,641	—	2,641
Other Plant in Service		18	2	20
Total property, plant, and equipment		89,941	2	89,943
Accumulated depreciation		(27,161)	(2)	(27,163)
Net property, plant, and equipment	Item 7	62,780	—	62,780
Other Noncurrent Assets
Regulatory assets		6,495	—	6,495
Nuclear decommissioning trusts		2,950	—	2,950
Operating lease right of use asset		2,184	7	2,191
Income taxes receivable		67	84	151
Other		1,546	5,284	1,698
Total other noncurrent assets		13,242	5,375	13,485
TOTAL ASSETS		$86,059	$5,849	$86,676

UNAUDITED BALANCE SHEETS
AS OF APRIL 30, 2020

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Debtor-in-possession financing, classified as current	Item 6	$2,000	$—	$2,000
Accounts payable:	Item 5
Trade creditors		1,883	10	1,893
Regulatory balancing accounts		1,828	—	1,828
Other		757	26	683
Operating lease liabilities		551	3	554
Interest payable		3	—	3
Other		1,300	(8)	1,292
Total current liabilities		8,322	31	8,253
Noncurrent Liabilities
Regulatory liabilities		9,190	—	9,190
Pension and other postretirement benefits		1,789	—	1,789
Asset retirement obligations		5,922	—	5,922
Deferred income taxes	Item 8	627	(128)	499
Operating lease liabilities		1,633	4	1,637
Other		2,683	54	2,707
Total noncurrent liabilities		21,844	(70)	21,744
Liabilities Subject to Compromise	Item 9	49,984	813	50,797
Shareholders’ Equity
Preferred stock		258	—	—
Common stock		1,322	13,055	13,035
Additional paid-in capital		8,550	—	—
Reinvested earnings		(4,222)	(7,970)	(7,395)
Accumulated other comprehensive income (loss)		1	(10)	(10)
Total shareholders’ equity		5,909	5,075	5,630
Noncontrolling Interest - Preferred Stock of Subsidiary		—	—	252
Total equity		5,909	5,075	5,882
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$86,059	$5,849	$86,676

1. BASIS OF PRESENTATION

General

On January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility”) (together with the Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in either of the Chapter 11 Cases.

On February 12, 2019, the United States Trustee (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “UCC”). On February 15, 2019, the U.S. Trustee appointed an Official Committee of Tort Claimants (the “TCC”).

Debtor-in-Possession Financial Statements

Financial Accounting Standards Board Accounting Standards Codification 852 (Reorganizations) (“ASC 852”), which is applicable to companies in Chapter 11, requires that financial statements for periods after the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The financial statements have been prepared in accordance with ASC 852. The accompanying financial statements have been prepared solely for purposes of complying with the monthly operating requirements applicable in the Debtors’ Chapter 11 Cases (the “Monthly Operating Reports”). The Debtors caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Debtors.

The financial information contained in the Monthly Operating Reports is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Corporation and the Utility and any of their non-debtor subsidiaries, as the results of operations contained in the Monthly Operating Reports are not necessarily indicative of results which may be expected for any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The Utility’s unaudited financial statements reflected under the column “Pacific Gas and Electric Company” are presented on a consolidated basis and include the accounts of the Utility and the following subsidiaries of the Utility that individually and in aggregate are immaterial: Eureka Energy Company, Midway Power, LLC, Pacific Energy Fuels Company, and Standard Pacific Gas Line Incorporated.

The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation” are presented on a consolidated basis and include the accounts of the following subsidiaries of the Corporation that individually and in aggregate are immaterial: PCG Capital, Inc., PG&E Corporation Support Services, Inc., and PG&E Corporation Support Services II, Inc.  The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation” exclude the accounts of the Utility.

The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation, Consolidated” are presented on a consolidated basis and include the accounts of the Corporation, the Utility, and other wholly owned and controlled subsidiaries.

These unaudited financial statements differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, shareholders’ equity, and other comprehensive income), relevant footnotes and certain reclassifications.

Liabilities Subject to Compromise

As a result of the Chapter 11 Cases, the payment of pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. The determination of how liabilities will ultimately be settled or treated cannot be made until the Bankruptcy Court confirms a Chapter 11 plan of reorganization and such plan becomes effective. Accordingly, the ultimate amount of such liabilities is not determinable at this time. ASC 852 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise are preliminary and may be subject to future adjustments depending on the Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, rejection of executory contracts, continued reconciliation or other events.

Reorganization Items

ASC 852 requires expenses and income directly associated with the Chapter 11 Cases to be reported separately in the income statement. Reorganization items are reported net and include expenses related to legal advisory and representation services, other professional consulting and advisory services, debtor-in-possession financing fees and changes in liabilities subject to compromise recognized as there are changes in amounts expected to be allowed, net of interest income.

Post-Petition Liabilities

Post-petition liabilities reflected in the Monthly Operating Report include Accounts payable – trade creditors, Accounts payable – other, and Other current liabilities, excluding amounts pertaining to regulatory liabilities.

2. CHAPTER 11 FILING

On January 29, 2019, the Debtors filed the Chapter 11 Cases with the Bankruptcy Court. The Debtors continue to operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 31, 2019, the Bankruptcy Court approved, on an interim basis, certain motions (the “First Day Motions”) authorizing, but not directing, the Debtors to, among other things, (a) secure $5.5 billion of debtor-in-possession financing; (b) continue to use the Debtors’ cash management system; and (c) pay certain pre-petition claims relating to (i) certain safety, reliability, outage, and nuclear facility suppliers; (ii) shippers, warehousemen, and other lien claimants; (iii) taxes; (iv) employee wages, salaries, and other compensation and benefits; and (v) customer programs, including public purpose programs. The First Day Motions were subsequently approved by the Bankruptcy Court on a final basis at hearings on February 27, 2019, March 12, 2019, March 13, 2019, and March 27, 2019.

On July 1, 2019, the Bankruptcy Court entered an order approving a deadline of October 21, 2019, at 5:00 p.m. (Pacific Time) (the “Bar Date”) for filing claims against the Debtors relating to the period prior to the Petition Date. The Bar Date is subject to certain exceptions, including for claims arising under section 503(b)(9) of the Bankruptcy Code, the bar date for which occurred on April 22, 2019. The Bankruptcy Court also approved the Debtors’ plan to provide notice of the Bar Date to parties in interest, including potential wildfire-related claimants and other potential creditors. On November 11, 2019, the Bankruptcy Court entered an order [Docket No. 4672] approving a stipulation between the Debtors and the TCC to extend the Bar Date for unfiled, non-governmental fire claimants to December 31, 2019, at 5:00 p.m. (Pacific Time). On February 27, 2020, the Bankruptcy Court entered an order [Docket No. 5943] extending the Bar Date through midnight (Pacific Time) on April 16, 2020 for certain individuals and entities that purchased or acquired the Debtors’ publicly traded debt and equity securities during the period from April 29, 2015 through November 15, 2018, inclusive, and who may have claims under the securities laws against the Debtors for rescission or damages.

On June 18, 2019, the Debtors entered into Plan Support Agreements with certain local public entities providing for an aggregate of $1.0 billion to be paid by the Debtors to such public entities pursuant to the Debtors’ Chapter 11 plan of reorganization in order to settle such public entities’ claims against the Debtors relating to the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire (collectively, “Public Entity Wildfire Claims”). The Debtors have entered into a Plan Support Agreement with each of the following public entities or group of public entities, as applicable: (i) the City of Clearlake, the City of Napa, the City of Santa Rosa, the County of Lake, the Lake County Sanitation District, the County of Mendocino, Napa County, the County of Nevada, the County of Sonoma, the Sonoma County Agricultural Preservation and Open Space District, the Sonoma County Community Development Commission, the Sonoma County Water Agency, the Sonoma Valley County Sanitation District and the County of Yuba; (ii) the Town of Paradise; (iii) the County of Butte; (iv) the Paradise Recreation & Park District; (v) the County of Yuba; and (vi) the Calaveras County Water District.

On September 22, 2019, the Debtors entered into a Restructuring Support Agreement with certain holders of insurance subrogation claims (collectively, the “Consenting Subrogation Creditors”) which agreement was amended and restated on November 1, 2019 and subsequently amended further during November and December 2019 (as amended, the “Subrogation RSA”). The Subrogation RSA provides for an aggregate amount of $11.0 billion to be paid by the Debtors pursuant to the Plan in order to settle all insurance subrogation claims (the “Subrogation Claims”) relating to the 2017 Northern California wildfires and the 2018 Camp fire, upon the terms and conditions set forth in the Subrogation RSA. Under the Subrogation RSA, the Debtors also have agreed to reimburse the holders of Subrogation Claims for professional fees of up to $55 million, upon the terms and conditions set forth in the Subrogation RSA. On December 19, 2019, the Bankruptcy Court entered an order granting the Debtors' motion to approving the Subrogation RSA.

On December 6, 2019, the Debtors entered into a Restructuring Support Agreement, which was subsequently amended on December 16, 2019 (as amended, the “TCC RSA”), with the TCC, the attorneys and other advisors and agents for holders of Fire Victim Claims (as defined below) that are signatories to the TCC RSA (each a “Consenting Fire Claimant Professional”), and the Shareholder Proponents. The TCC RSA provides for, among other things, an aggregate of $13.5 billion in value to be provided by the Debtors pursuant to the Plan in order to settle and discharge all claims against the Debtors relating to the 2015 Butte fire, the 2017 Northern California wildfires and the 2018 Camp fire (other than the Subrogation Claims and the Public Entity Wildfire Claims) (the “Fire Victim Claims”), upon the terms and conditions set forth in the TCC RSA and the Plan. On December 19, 2019, the Bankruptcy Court entered an order approving the TCC RSA.

On January 22, 2020, the Debtors entered into a Restructuring Support Agreement (the “Noteholder RSA”) with certain holders of senior unsecured debt of the Utility that are identified in the Noteholder RSA as “Consenting Noteholders” and the Shareholder Proponents. The Noteholder RSA provides for, among other things, (i) the refinancing of the Utility’s senior unsecured debt in satisfaction of all claims arising out of the currently outstanding Utility notes maturing through 2022 in an aggregate principal amount of $1.75 billion (the “Utility Short-Term Senior Notes”), the long-term Utility notes bearing an interest rate greater than 5% of which there is an aggregate principal amount outstanding of $6.2 billion (the “Utility Long-Term Senior Notes”) and the Utility's pre-petition credit facilities and certain series of Pollution Control bonds (collectively, the “Utility Funded Debt”), and (ii) the reinstatement of the remaining outstanding $9.58 billion aggregate principal amount of the Utility notes (the “Utility Reinstated Senior Notes"), in each case pursuant to the Plan and upon the terms and conditions set forth in the Noteholder RSA. Under the Noteholder RSA, the Debtors have also agreed to reimburse the holders of Utility Long-Term Senior Notes for debt placement fees and the members of the Ad Hoc Noteholder Committee for professional fees of up to $99 million upon the terms and conditions set forth in the Noteholder RSA. On February 5, 2020, the Bankruptcy Court entered an order approving the Noteholder RSA.

On February 7, 2020, pursuant to section 1125 of the Bankruptcy Code, the Debtors filed the Disclosure Statement, which was thereafter amended on March 9, 2020 [Docket No. 6219], March 16, 2020 [Docket No. 6322], and March 17, 2020 [Docket No. 6353]. On March 17, 2020, the Bankruptcy Court approved the Disclosure Statement. A hearing to consider confirmation of the Plan began on May 27, 2020.

On March 16, 2020, the Bankruptcy Court approved the Debtors’ Amended and Restated Backstop Commitment Letters (as amended through March 6, 2020), which provide for aggregate commitments of $12 billion, and the Debtors’ bridge facility commitment letters (as amended through February 28, 2020), which provide for aggregate commitments of $10.825 billion. Such commitment letters are subject to numerous terms and conditions as further described in the Debtors’ Second Amended Motion to approve such commitment letters. As of March 31, 2020, PG&E Corporation expects to record approximately $1 billion of expense related to the Backstop Commitment premium in Reorganization items, net for the year ended December 31, 2020. The total annual expense will be determined based on the price of PG&E Corporation’s common stock as of the Effective Date.

On March 20, 2020, the Debtors filed a motion with the Bankruptcy Court for entry of an order approving a case resolution contingency process to address the circumstance in which the Plan is not confirmed or fails to go effective in accordance with certain required dates (the “Case Resolution Contingency Process”). As further described in the motion, the Case Resolution Contingency Process contemplates a process for the sale of PG&E Corporation or the Utility in the event that the Plan is not confirmed or fails to go effective in accordance with certain required dates. In addition, the motion sets forth certain other commitments by the Debtors in connection with the confirmation process and implementation of the Plan, including among other things, limitations on the ability of PG&E Corporation to pay dividends; commitments by the Utility with respect to cost recovery of amounts paid in respect of “Fire Claims” under the Plan; the terms of a purchase option in favor of the state of California (which would be exercisable only in limited circumstances); and commitments with respect to the Utility’s utilization of wildfire-related net operating losses. Also on March 20, 2020, the California Governor filed a responsive pleading in the Bankruptcy Court stating that, assuming the Bankruptcy Court grants the Motion and the California Public Utilities Commission (“CPUC”) approves the Plan with the governance, financial and operational provisions submitted to the CPUC by the Utility or otherwise agreed by the Utility, with any modifications the CPUC believes appropriate or necessary, the Plan “will, in the Governor’s judgment, be compliant with AB 1054.” The Governor’s pleading also states that “a rate neutral securitization pursuant to Senate Bill 901...would, in [the Governor’s] judgment, be in the public interest...” Following a hearing held on April 7, 2020, the Bankruptcy Court indicated that it would approve the Debtors’ motion and the Case Resolution Contingency Process, subject to certain reservations of rights, and directed the Debtors to submit an order to that effect. The Bankruptcy Court entered the order approving the motion on April 9, 2020.

On May 22, 2020, PrimeClerk LLC (“PrimeClerk”), the claims and noticing agent of the Debtors, authorized to assist the Debtors with, among other things, the service and distribution of solicitation materials and tabulation of votes cast to accept or reject the Plan, certified the final voting results for the Plan, as follows:

Plan Class	Plan Class Name	Number Accepting (Percentage)	Amount Accepting (Percentage)	Accept / Reject
3B-I	Utility Impaired Senior Note Claims	99.30%	99.99%	Accept
3B-III	Utility Short-Term Senior Note Claims	96.90%	99.98%	Accept
3B-IV	Utility Funded Debt Claims	100%	100%	Accept
5A-I	HoldCo Public Entities Wildfire Claims	100%	100%	Accept
5B-I	Utility Public Entities Wildfire Claims	100%	100%	Accept
5A-II	HoldCo Subrogation Wildfire Claims	100%	100%	Accept
5B-II	Utility Subrogation Wildfire Claims	100%	100%	Accept
5A-III	HoldCo Fire Victim Claims	88.03%	85.11%	Accept
5B-III	Utility Fire Victim Claims	88.03%	85.11%	Accept
10A-I	HoldCo Common Interests	N/A	99.79%	Accept
10A-II	HoldCo Rescission or Damage Claims	67.89%	42.29%	Reject

Also on May 22, 2020, these final results were filed with the Bankruptcy Court.

For additional information regarding the Chapter 11 Cases, refer to the website maintained by Prime Clerk, LLC, the Company’s claims and noticing agent, at http://restructuring.primeclerk.com/pge, as well as to the Debtors' joint annual report on Form 10-K for the year ended December 31, 2019, their joint quarterly reports on Form 10-Q for the quarter ended March 31, 2020, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov.  The Debtors also routinely post or provide links to certain documents and information related to the Chapter 11 Cases at http://investor.pgecorp.com, under the “Chapter 11” tab.

3. INVENTORY

Inventories are carried at weighted-average cost and include natural gas stored underground as well as materials and supplies.  Natural gas stored underground is recorded to inventory when injected and then expensed as the gas is withdrawn for distribution to customers or to be used as fuel for electric generation.  Materials and supplies are recorded to inventory when purchased and expensed or capitalized to plant, as appropriate, when consumed or installed.

4. ACCOUNTS RECEIVABLE

The following reflects the balance of the Utility’s Accounts receivable – Customers as of April 30, 2020:

(in millions)	Accounts Receivable – Customers (Pre and Post-Petition)
Receivables Aging
0 -30 Days	$617
31-60 Days	170
61-90 Days	82
91+ Days	186
Unmailed invoices	125
Total accounts receivable – Customers	1,180
Other (1)	19
Allowance for doubtful accounts	(44)
Accounts receivable – Customers (net)	$1,155

(1) Represents Department of Water Resources bond charge, credit balance reclassification, and unidentified receipts.

5. ACCOUNTS PAYABLE

To the best of the Debtors’ knowledge, all undisputed, validated post-petition accounts payable have been and are being paid under agreed-upon payment terms.

In the ordinary course, in most instances the Debtors’ process for validating items for payment to suppliers requires the matching of a vendor invoice with a purchase order and, additionally, with a goods receipt (reflecting the Debtors’ acknowledgment of the delivery of goods or completion of services).  That matching process extends the timeline for a vendor invoice to be cleared for payment until such time as the validation operation is fully complete.  The Debtors are actively engaged on an ongoing basis with its supplier base to minimize the invoice matching and validation time frame.  To the best of the Debtors’ knowledge, in all instances where the invoice matching process has been satisfactorily completed for post-petition vendor activity, the Debtors do not have any past due post-petition accounts payable as of April 30, 2020.

6. DEBTOR-IN-POSSESSION (“DIP”) FINANCING

The following table summarizes the Debtors’ outstanding borrowings and availability under their DIP credit facilities at April 30, 2020:

(in millions)	Aggregate Limit		Term Loan Borrowings	Revolver Borrowings	Letters of Credit Outstanding	Aggregate Availability
PG&E Corporation	$—		$—	$—	$—	$—
Utility	5,500	(1)	2,000	—	813	2,687
Total DIP credit facilities	$5,500		$2,000	$—	$813	$2,687

(1) May be extended to December 2021, subject to satisfaction of certain terms and conditions, including payment of a 25 basis point extension fee.

7. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are reported at the lower of their historical cost less accumulated depreciation or fair value.  Historical costs include labor and materials, construction overhead, and allowance for funds used during construction.  PG&E Corporation Consolidated balances of its property, plant, and equipment were as follows at April 30, 2020:

(in millions)	PG&E Corporation Consolidated
Electric (1)	$64,142
Gas	23,140
Construction work in progress	2,641
Other Plant in Service	20
Total property, plant, and equipment	89,943
Accumulated depreciation	(27,163)
Net property, plant, and equipment	$62,780

(1) Balance includes nuclear fuel inventories.  Stored nuclear fuel inventory is stated at weighted-average cost.  Nuclear fuel in the reactor is expensed as it is used based on the amount of energy output.

8. PAYMENT OF TAXES

To the best of the Debtors’ knowledge, the Corporation and the Utility are current on all taxes payable.

9. LIABILITIES SUBJECT TO COMPROMISE

The following reflects the balance of liabilities subject to compromise (“LSTC”) as of April 30, 2020:

(in millions)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Financing Debt (1)	$22,686	$673	$23,359
Wildfire-related Claims(2)	25,548	—	25,548
Trade creditors	1,178	5	1,183
Non-qualified benefit plan	20	134	154
2001 bankruptcy disputed claims (3)	239	—	239
Customer deposits & advances	80	—	80
Others	233	1	234
Total Liabilities Subject to Compromise	$49,984	$813	$50,797

(1) At April 30, 2020, PG&E Corporation and the Utility had $650 million and $21,526 million in aggregate principal amount of pre-petition indebtedness, respectively. Pre-petition financing debt includes accrued contractual interest of $1 million and $286 million for PG&E Corporation and the Utility, respectively, to the Petition Date. Financing debt also includes post-petition interest of $22 million and $874 million for PG&E Corporation and the Utility, respectively, in accordance with the terms of the Noteholder RSA, please see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Debtors’ quarterly report on Form 10-Q for the quarter ended March 31, 2020.
(2) For information on pre-petition wildfire-related claims reported as LSTC, please see Note 10 of the Notes to the Condensed Consolidated Financial Statements in the Debtors’ quarterly report on Form 10-Q for the quarter ended March 31, 2020.
(3) 2001 bankruptcy disputed claims includes $18 million of interest recorded at the interest rate specified by FERC in accordance with S35.19a of the FERC's regulations.

10. RECAPITULATION OF FUNDS HELD AT END OF MONTH

The following reflects the bank balances of the Corporation and the Utility as of April 30, 2020:

Legal Entity	Bank	Account No.	Balance, End of Month (in ones)
PG&E Corporation	The Bank of New York Mellon	8400	$370,250,000
PG&E Corporation	The Bank of New York Mellon	9023	516,707
PG&E Corporation	Bank of America	7107	—
PG&E Corporation	The Bank of New York Mellon	4558	—

PG&E Corporation	Union Bank of California	9557	737
PG&E Corporation	Bank of America	0X30	—
PG&E Corporation	Barclays Capital Inc.	1362	—
PG&E Corporation	BNP Paribas	0652	—
PG&E Corporation	Citigroup Global Markets	0473	—
PG&E Corporation	Goldman, Sachs & Co	0609	—
PG&E Corporation	JP Morgan Chase Bank, N.A.	0698	—
PG&E Corporation	Mitsubishi UFJ Securities USA, INC.	0189	—
PG&E Corporation	Morgan Stanley / ISG Operations	4966	—
PG&E Corporation	RBC Capital Markets	2226	—
PG&E Corporation	Wells Fargo Securities, LLC	7221	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8400	625,250,000
Pacific Gas & Electric Company	Union Bank of California	5581	266,536,781
Pacific Gas & Electric Company	Citibank N. A.	2091	497,561
Pacific Gas & Electric Company	Bank of America	3212	494,164
Pacific Gas & Electric Company	The Bank of New York Mellon	9994	631,389
Pacific Gas & Electric Company	The Bank of New York Mellon	7822	—
Pacific Gas & Electric Company	The Bank of New York Mellon	5477	—
Pacific Gas & Electric Company	Royal Bank of Canada	0446	158,241
Pacific Gas & Electric Company	Bank of America	7115	—
Pacific Gas & Electric Company	U.S. Bank	2311	629,440
Pacific Gas & Electric Company	Bank of America	2988	46,735
Pacific Gas & Electric Company	The Bank of New York Mellon	3044	—
Pacific Gas & Electric Company	Bank of America	2302	713,109
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	4XL9	3,040
Pacific Gas & Electric Company	The Bank of New York Mellon	4122	994
Pacific Gas & Electric Company	The Bank of New York Mellon	3532	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.2	—
Pacific Gas & Electric Company	Bank of America	0817	—
Pacific Gas & Electric Company	Citibank N. A.	0901	—
Pacific Gas & Electric Company	Citibank N. A.	1958	—
Pacific Gas & Electric Company	Citibank N. A.	2316	—
Pacific Gas & Electric Company	Citigroup Global Markets	6473	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.13	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.14	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.15	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.16	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.2	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.3	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.4	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.5	—

Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.9	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.10	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.10	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.13	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.14	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.15	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.16	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.17	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.18	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.19	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.20	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.21	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.22	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.23	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.24	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.3	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.4	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.5	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.9	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	387.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	7110	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8400	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8544	991
Pacific Gas & Electric Company	The Bank of New York Mellon	9990	4,955,226
Pacific Gas & Electric Company	The Bank of New York Mellon	4017	—
Pacific Gas & Electric Company	The Bank of New York Mellon	0143	—
Pacific Gas & Electric Company	Wells Fargo Bank N.A.	9578	—
Pacific Gas & Electric Company	The Bank of New York Mellon	9978	—
Pacific Gas & Electric Company	U.S. Bank	5000	1,005,419
Pacific Gas & Electric Company	Bank of America	2520	—
Total Funds on Hand for all Accounts (1)(2)			$1,271,690,534

(1) Schedule does not include Wells Fargo accounts 5300 and 5400; these accounts are held by grantor trusts relating to post-service benefits to directors, officers, and other highly paid employees, which have a combined value of $182,998,335. The grantor trusts are considered assets of the Corporation subject to creditor claims.
(2) Balances will not tie to the Balance Sheets as they are per bank and due to the exclusion of non-debtor bank accounts.

11. CASH RECEIPTS AND DISBURSEMENTS

The following reflects the cash receipts and disbursements of the Corporation and the Utility for the month ended April 30, 2020:

(in ones)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Beginning Cash (1)(2)	$1,541,377,705	$405,939,368	$1,947,317,073
Total receipts (3)	1,655,532,030	5,562,541	1,661,094,571
Total disbursements (3)	(2,295,986,645)	(40,734,465)	(2,336,721,110)
DIP borrowing and repayments, net (net of fees)	—	—	—
Total Change in Cash	(640,454,615)	(35,171,924)	(675,626,539)
Ending Cash (1)(2)	$900,923,090	$370,767,444	$1,271,690,534

(1) Calculated using balance per bank.
(2) Balances will not tie to the Balance Sheets as they are per bank and due to the exclusion of non-debtor bank accounts.
(3) Includes intercompany receipts and disbursements between the Corporation and the Utility.

12.  PAYMENTS ON PRE-PETITION DEBT

The following reflects the payments for the month ended April 30, 2020 made in accordance with the authority granted by the Bankruptcy Court pursuant to the First Day Motions.

(in millions)	Disbursed in Month
First Day Motions
Operational Integrity Supplier	$—
Cash Management	—
NGX - CAISO	—
Public Purpose Programs	3
Shippers / Liens	—
Tax	—
Employee Wage and Benefits	—
Insurance	—
503(b)(9) (1)	—
Total	$3

(1) Pursuant to the Operational Integrity Motion Debtors are allowed to pay valid 503(b)(9) claims.

13.  PAYMENTS FOR RETAINED PROFESSIONALS

The following reflects payments made to retained bankruptcy professionals during the month ended April 30, 2020.

(in ones)
Name	Payment Date	Total Payments for the Month
AP SERVICES, LLP	4/11/2020	$6,851,289
AXIOM ADVISORS INC	4/10/2020	60,146
BAKER & HOSTETLER LLP	4/10/2020	2,843,361
BERMAN AND TODDERUD PLLP	4/9/2020	76,843
COBLENTZ PATCH DUFFY & BASS LLP	4/10/2020; 4/25/2020	339,898
CRAVATH SWAINE & MOORE LLP	4/22/2020; 4/23/2020; 4/25/2020; 4/28/2020	18,645,565
FTI CONSULTING INC	4/10/2020	1,052,546
KELLER & BENVENUTTI LLP	4/10/2020	148,122
KPMG LLP	4/1/2020; 4/2/2020; 4/9/2020; 4/22/2020; 4/29/2020; 4/30/2020	2,597,345
LINCOLN INTERNATIONAL LP	4/13/2020; 4/30/2020	2,138,949
MILBANK LLP	4/18/2020	1,321,377
MUNGER TOLLES & OLSON LLP	4/9/2020; 4/10/2020; 4/18/2020; 4/22/2020	6,435,527
SIMPSON THACHER & BARTLETT LLP	4/9/2020; 4/27/2020	795,935
TRIDENT DMG LLC	4/21/2020	40,573
WEIL GOTSHAL & MANGES LLP	4/18/2020; 4/25/2020	2,440,046
WILLIS TOWERS WATSON US LLC	4/10/2020; 4/23/2020	45,284
Total		$45,832,806

14.  PAYMENTS TO INSIDERS

The following reflects the cash payments made to insiders of the Corporation and the Utility during the month ended April 30, 2020.

Current Section 16 officers of the Corporation and/or the Utility.

(in ones)		Total Payments for Month
Name(1)	Title
William D. Johnson	Chief Executive Officer and President, PG&E Corporation	$208,333
Michael A. Lewis	Senior Vice President, Electric Operations, Pacific Gas and Electric Company	$46,375
Janet C. Loduca	Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company	$58,065	(2)
John R. Simon	Executive Vice President, Law, Strategy, and Policy, PG&E Corporation	$108,648	(3)
David S. Thomason	Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company Vice President and Controller, PG&E Corporation	$28,301
Andrew M. Vesey	Chief Executive Officer and President, Pacific Gas and Electric Company	$83,333
Jason P. Wells	Executive Vice President and Chief Financial Officer, PG&E Corporation	$89,493	(4)
James M. Welsch	Senior Vice President and Chief Nuclear Officer, Pacific Gas and Electric Company	$48,141

(1) Section 16 officers of the Corporation and/or the Utility, as determined by the Corporation's and the Utility's Boards of Directors as of December 31, 2019.
(2) Includes vacation excess pay of $6,389.
(3) Includes vacation excess pay of $47,720.
(4) Includes vacation excess pay of $32,913.

Current Non-Employee Boards of Directors Members

Employee directors of the Corporation and the Utility do not receive compensation for their service on either Board and the committees of either Boards. Non-employee directors of the Corporation and the Utility receive annual retainers and fees for serving on the Boards of Directors and their respective committees, which are paid quarterly.

The following retainers are provided to each director who was not an employee of PG&E Corporation or the Utility for service on the Boards and their permanent standing committees.

Board Retainer	$30,000 per quarter ($120,000 annually)
PG&E Corporation Board Chair (non-executive)	$25,000 per quarter ($100,000 annually)
Utility Board Chair (non-executive)	$7,500 per quarter ($30,000 annually)
Committee Chair Retainers	$3,750 per quarter ($15,000 annually)
Other than:
Audit: $12,500 per quarter ($50,000 annually)
Compensation: $5,000 per quarter ($20,000 annually)

Non-employee directors also were entitled to receive annual awards of stock-based compensation. However, in connection with the Chapter 11 Cases, equity grants were suspended unless approval is obtained from the Bankruptcy Court. On October 19, 2019, the Debtors' joint motion with the Bankruptcy Court seeking approval of certain proposed changes to non-employee director compensation was approved. For more information regarding non-employee director compensation, see the Corporation and the Utility’s joint Amendment no.1 to Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 31, 2020.

The following table summarizes the principal components of compensation paid or granted during the month ended April 30, 2020, to individuals for their service as non-employee directors of PG&E Corporation and the Utility.

(in ones) Name	Director Since	Board Committees	Total Payments
Richard R. Barrera (1)	April 2019	Finance (Chair); Audit; Executive	$33,750
Jeffrey L. Bleich (2)	April 2019	Chair of the Board of the Utility; Compliance and Public Policy; Safety and Nuclear Oversight	$37,500
Nora Mead Brownell	April 2019	Chair of the Board PG&E Corporation; Executive; Safety and Nuclear Oversight	$55,000
Cheryl F. Campbell	April 2019	Safety and Nuclear Oversight (Chair); Compliance and Public Policy; Finance	$33,750
Fred J. Fowler	March 2012	Finance; Safety and Nuclear Oversight	$30,000
Michael J. Leffell (1)	April 2019	Nominating and Governance (Chair); Compliance and Public Policy; Executive	$33,750
Dominique Mielle	April 2019	Audit (Chair); Executive	$42,500
Meridee A. Moore	April 2019	Compensation (Chair); Executive; Finance; Nominating and Governance	$35,000
Eric D. Mullins (1)	September 2016	Audit; Safety and Nuclear Oversight	$30,000
Kristine M. Schmidt	April 2019	Compliance and Public Policy (Chair); Executive; Nominating and Governance; Safety and Nuclear Oversight	$33,750
William L. Smith	October 2019	Compensation; Finance; Safety and Nuclear Oversight	$30,000
Alejandro D. Wolff	April 2019	Compensation; Compliance and Public Policy	$30,000
John M. Woolard	October 2019	Compliance and Public Policy; Nominating and Governance	$30,000

(1) Elected to participate in the Corporation's 2005 Deferred Compensation Plan for non-employee directors. In accordance with the plan, second quarter compensation was deferred and converted into phantom stock on April 1, 2020.
(2) On May 1, 2020, Mr. Bleich resigned from the Board of Directors of both the Corporation and the Utility. Mr. Bleich will be requested to repay $25,137 of the $37,500 paid to him in April 2020.

15.  REORGANIZATION ITEMS

The following reflects reorganization items, net, post-petition through April 30, 2020:

(in millions)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Debtor-in-possession financing costs	$98	$17	$115
Legal and other (1)	407	104	511
Interest income	(55)	(11)	(66)
Adjustments to LSTC	—	—	—
Total reorganization items, net	$450	$110	$560

(1) At April 30, 2020, the Corporation and the Utility incurred $1,248,975 and $1,514,210, respectively, in fees to the U.S. Trustee.